Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 1, 2021, in the Registration Statement (Form S-1) and related Prospectus of Samsara Vision, Inc. dated November 3, 2021.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
November 3, 2021	A Member of Ernst & Young Global